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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
ARRAY BIOPHARMA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3200 WALNUT STREET
BOULDER, COLORADO 80301

October 1, 2004

Dear Fellow Stockholder:

        You are cordially invited to attend Array BioPharma Inc.'s Annual Meeting of Stockholders on October 28, 2004, at 2:00 p.m., Mountain Daylight Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302.

        The matters to be acted on at the Annual Meeting are described in the enclosed notice and Proxy Statement. A proxy card on which to indicate your vote and a postage-paid return envelope are also enclosed as well as a copy of our fiscal year 2004 Annual Report.

        We realize that you may not be able to attend the Annual Meeting and vote your shares in person. However, regardless of your meeting attendance, we need your vote. We urge you to complete, sign and return the enclosed proxy card to ensure that your shares are represented. If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

        Please remember, this is your opportunity to voice your opinion on matters affecting Array. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Robert E. Conway Chief Executive Officer

Enclosures

3200 WALNUT STREET
BOULDER, COLORADO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on October 28, 2004

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Array BioPharma Inc. to be held on October 28, 2004, at 2:00 p.m., Mountain Daylight Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, to consider and vote upon the following matters:

  •
  Election of three Class I directors to serve for a three-year term of office expiring at the 2007 Annual Meeting of Stockholders; and

  •
  Any other matter that properly comes before the Annual Meeting.

        Only stockholders of record at the close of business on September 20, 2004, will be entitled to vote at the Annual Meeting or any adjournments thereof.

        YOUR VOTE IS VERY IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Sincerely,

Robert E. Conway Chief Executive Officer

Boulder, Colorado
October 1, 2004

3200 WALNUT STREET
BOULDER, COLORADO 80301

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To be held on October 28, 2004

        This Proxy Statement is furnished to stockholders of Array BioPharma Inc., a Delaware corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Array to be held on October 28, 2004, at 2:00 p.m., Mountain Daylight Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our Board of Directors.

        Holders of record of shares of our common stock as of the close of business on the record date, September 20, 2004, are entitled to receive notice of, and to vote at, the Annual Meeting. The common stock constitutes the only class of securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder thereof to one vote. At the close of business on September 20, 2004, there were 28,923,572 shares of common stock outstanding.

        Shares represented by proxies in the form enclosed that are properly executed and returned and not revoked will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for Class I directors. We know of no business other than the election of directors to be transacted at the Annual Meeting. If other matters requiring a vote do arise, the persons named in the proxy intend to vote in accordance with their judgment on such matters.

        To be voted, proxies must be filed with our Secretary prior to the time of voting. Proxies may be revoked at any time before they are exercised by filing with our Secretary a notice of revocation or a later dated proxy, or by voting in person at the Annual Meeting.

        Our 2004 Annual Report to Stockholders for the fiscal year ended June 30, 2004, is enclosed with this Proxy Statement. This Proxy Statement, the Proxy Card and the 2004 Annual Report to Stockholders were mailed to stockholders on or about October 1, 2004. Our executive offices are located at 3200 Walnut Street, Boulder, Colorado 80301.

PROPOSAL 1
ELECTION OF DIRECTORS

Board of Directors

        Our Board of Directors is composed of nine members divided into three classes having staggered three-year terms. At each Annual Meeting of Stockholders, the successors to the class of directors whose terms expired will be elected to serve three-year terms. The terms of the Class I directors will expire at the Annual Meeting. The current Class I directors are David L. Snitman, Ph.D., John L. Zabriskie, Ph.D. and Gil J. Van Lunsen. Dr. Snitman, Dr. Zabriskie and Mr. Van Lunsen have been nominated for reelection at the Annual Meeting as directors to hold office until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified. Each of the nominees has consented to serve a term as a Class I director. Should any or all of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board of Directors.

Class I Director Nominees for Election to Term Expiring 2007

        The three directors standing for election are as follows:

        David L. Snitman, Ph.D., 52, is a Co-Founder of Array and has served as our Chief Operating Officer, our Vice President of Business Development and a member of our Board of Directors since May 1998. Prior to forming Array, Dr. Snitman held various positions with Amgen Inc. since December 1981, including Associate Director, New Products and Technology and Manager of Amgen's Boulder facility. Dr. Snitman received a B.S. in chemistry from Northeastern University and a Ph.D. in the synthesis of natural products from the University of Colorado, and was a National Institutes of Health Postdoctoral Fellow at the Massachusetts Institute of Technology.

        Gil J. Van Lunsen, 62, has served as a member of our Board of Directors since October 2002. Prior to his retirement in June 2000, Mr. Van Lunsen was a Managing Partner of KPMG LLP and led the firm's Tulsa, Oklahoma office. During his 33-year career, Mr. Van Lunsen held various positions of increasing responsibility with KPMG. He was elected to the partnership in 1977. Mr. Van Lunsen is currently the Audit Committee Chairman at both Hillcrest Healthcare System in Tulsa, Oklahoma and Sirenza Microdevices, Inc. in Broomfield, Colorado. Additionally, Mr. Van Lunsen was a member of the Ethics Compliance Committee of Tyson Foods, Inc. from January 1997 to December 2002. Mr. Van Lunsen received a B.S./B.A. in Accounting from the University of Denver and is a Certified Public Accountant.

        John L. Zabriskie, Ph.D., 65, has served as a member of our Board of Directors since January 2001. Dr. Zabriskie is Co-Founder and Director of Puretech Ventures, LLC, and the past Chairman of the Board, Chief Executive Officer and President of NEN Life Science Products, Inc., a leading supplier of kits for labeling and detection of DNA. Prior to joining NEN Life Science Products, Dr. Zabriskie was President and Chief Executive Officer of Pharmacia and Upjohn Inc. As Chairman of the Board and Chief Executive Officer of Upjohn, Dr. Zabriskie led the Upjohn project, which resulted in the $12 billion merger of equals with Pharmacia. Prior to joining Upjohn in 1994, Dr. Zabriskie was Executive Vice President for Merck & Co., Inc. Dr. Zabriskie currently serves on the Boards of Directors of Biosource International, Inc., Cerllicon, Inc., Kellogg Co., MacroChem Corp., Momenta Pharmaceuticals, Nanopharma, Inc., Protein Forrest Inc. and Puretech Ventures. Dr. Zabriskie received his undergraduate degree in chemistry from Dartmouth College and his Ph.D. in organic chemistry from the University of Rochester.

Required Vote

        The three nominees for director will be elected upon a favorable vote of a plurality of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Shares represented by proxies cannot be voted for more than the three nominees for director.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO THE BOARD.

Directors Continuing in Office

        Term Expiring 2005—Class II.    The following Class II directors have terms expiring at the Annual Meeting of Stockholders in 2005:

        Marvin H. Caruthers, Ph.D., 64, has served as a member of our Board of Directors since August 1998. Since 1979, Dr. Caruthers has been a Distinguished Professor of Biochemistry and Bioorganic Chemistry at the University of Colorado, Boulder. Dr. Caruthers is a member of the National Academy of Sciences and the American Academy of Arts and Sciences and was previously a member of the scientific advisory board of Amgen Inc. Dr. Caruthers received a B.S. in chemistry from Iowa State University and a Ph.D. in chemistry from Northwestern University.

        Robert E. Conway, 50, has served as our Chief Executive Officer and a member of our Board of Directors since November 1999. Prior to joining Array, Mr. Conway was the Chief Operating Officer and Executive Vice President of the Clinical Trials Division of Hill Top Research, Inc. from 1996 to 1999. There he managed 22 company-owned research centers conducting clinical trials for pharmaceutical and biotechnology companies. From 1979 until 1996, Mr. Conway held various executive positions with Corning, Inc., including Corporate Vice President and General Manager of Corning Hazleton, Inc., a preclinical contract research organization, where he led North American operations. Mr. Conway serves on the Board of Directors of DEMCO, Inc. Mr. Conway received a B.S. in accounting from Marquette University and an M.B.A. from the University of Cincinnati, and is a Certified Public Accountant.

        Kyle A. Lefkoff, 45, has served as the Chairman of our Board of Directors since May 1998. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures Limited, a venture capital firm and a prior investor in our company. From 1986 until 1995, Mr. Lefkoff was employed by Colorado Venture Management, a venture capital firm. Mr. Lefkoff serves on the Board of Directors for a number of provate companies, including: Lefthand Networks Inc., Wall Street on Demand Inc., Centerstone Technologies, Inc. and Trust Company of America. Mr. Lefkoff received a B.A. in economics from Vassar College and an M.B.A. from the University of Chicago.

        Term Expiring 2006—Class III.    The following Class III directors have terms expiring at the Annual Meeting of Stockholders in 2006:

        Francis J. Bullock, Ph.D., 67, has served as a member of our Board of Directors since May 1998. Dr. Bullock is an independent consultant. Dr. Bullock was been a Senior Advisor for the Strategic Decisions Group, a management consulting firm until March 2003. From 1993 to 2002, Dr. Bullock was a senior consultant for Arthur D. Little, Inc., concentrating on pharmaceutical and biotechnology research and development, as well as the fine chemicals and agricultural chemicals industries. From 1981 until 1993, Dr. Bullock served as Senior Vice President, Research Operations at Schering-Plough Research Institute. Dr. Bullock serves on the Boards of Directors of GTC Biotherapeutics, Inc. and Atherex. Dr. Bullock received a B.S. in pharmacy from the Massachusetts College of Pharmacy, an A.M. in organic chemistry from Harvard University and a Ph.D. in organic chemistry from Harvard University.

        Kevin Koch, Ph.D., 44, is a Co-Founder of Array and has served as our President, Chief Scientific Officer and a member of our Board of Directors since May 1998. Prior to forming Array, Dr. Koch was an Associate Director of Medicinal Chemistry and Project Leader for the Protease Inhibitor and New Leads project teams for Amgen Inc. from 1995 to 1998. From 1988 until 1995, Dr. Koch held various positions with Pfizer Central Research, including Senior Research Investigator, Project Coordinator for the Cellular Migration and Immunology Project Teams. From 1998 to 2003, Dr. Koch was an elected board member of the Inflammation Research Association. Dr. Koch received a B.S. in chemistry and biochemistry from the State University of New York at Stony Brook and a Ph.D. in synthetic organic chemistry from the University of Rochester.

        Douglas E. Williams, Ph.D., 46, Dr. Williams has served as a member of the Board of Directors since April 2004. He currently serves as ZymoGenetics' Chief Scientific Officer and Executive Vice President. From July 2003 to August 2004, Dr. Williams served as Seattle Genetics' Chief Scientific Officer, Executive Vice President and a member of their Board of Directors. Previously, Dr. Williams served at Immunex Corporation as Executive Vice President, Chief Technology Officer and a member of Immunex's Board of Directors. Prior to joining Seattle Genetics, Dr. Williams was Head of Health and Strategic Development for Genesis Research & Development, a biotechnology company located in New Zealand. From 2002 until 2003, he served as Senior Vice President, Washington Site Leader and a member of the Executive Committee for Amgen, Inc. Dr. Williams joined Amgen in July 2002 when it acquired Immunex Corporation, where he worked for 14 years, most recently serving as Executive Vice President, Chief Technology Officer and a member of Immunex's Board of Directors. Prior to his work at Immunex, Dr. Williams served on the faculty of the Indiana University School of Medicine and the Department of Laboratory Medicine at the Roswell Park Memorial Institute. In addition to Seattle Genetics, he serves on the board of Genesis Research & Development and is a member of the Scientific Advisory Board of Symphony Capital, New York. He also serves as Chairman of the Board of Trustees of ArtsFund in Seattle and as a Member of the Board of Trustees for the Fred Hutchinson Cancer Research Center in Seattle. Dr. Williams holds a B.S. magna cum laude in Biological Sciences from the University of Massachusetts, Lowell and a Ph.D. in Physiology from the State University of New York at Buffalo, Roswell Park Division.

Meetings and Committees of the Board of Directors

        Our Board of Directors held eight meetings during the fiscal year ended June 30, 2004. During the fiscal year, none of the directors attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of committees of which such director was a member. Our Board of Directors has established three standing committees, a Compensation Committee, an Audit Committee and a Corporate Governance Committee. Each of the standing committees has adopted a written charter which is available on the Investor Relations portion of our website at www.arraybiopharma.com. Copies of the charters of the Audit Committee and the Compensation Committee are also attached to this proxy statement as Appendix A and Appendix B, respectively. The charter of the Corporate Governance Committee and the Corporate Governance Guidelines adopted by the Board of Directors, as well as other corporate governance materials we have adopted, are also available on the Investor Relations portion of our website.

        Compensation Committee.    The Compensation Committee is responsible for determining executive officers' compensation, evaluating the performance of the Chief Executive Officer and administering the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan and the Array BioPharma Inc. Employee Stock Purchase Plan. The Compensation Committee held four meetings during the fiscal year ended June 30, 2004. Dr. Bullock, Dr. Carruthers and Mr. Lefkoff are members of the Compensation Committee. Dr. Williams was appointed to the Compensation Committee as of July 1, 2004. The Board of Directors has determined that all of the current members of our Compensation Committee are independent as defined by applicable Nasdaq Marketplace Rules. For more information on our Compensation Committee, please see the "Compensation Committee Report on Executive Compensation" on page 14.

        Audit Committee.    The Audit Committee is responsible for (1) retaining, overseeing and approving the fees of our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants, (4) pre-approving all audit and non-audit fees, and (5) reviewing our internal accounting controls and discussing the adequacy of those controls with our Chief Executive Officer and Chief Financial Officer. The Audit Committee held five meetings during the fiscal year ended June 30, 2004. The members of the Audit Committee are Mr. Van Lunsen, Dr. Zabriskie and Mr. Lefkoff, who was appointed in October 2003 following Mr. Kirby Cramer's retirement from the Board of Directors. The Board of Directors has determined that all of the members of the Audit Committee are independent as defined by applicable rules of the Securities and Exchange Commission and the applicable Nasdaq Marketplace Rules. The Board of Directors has also determined that Mr. Van Lunsen and Dr. Zabriskie qualify as "audit committee financial experts" as defined by applicable rules of the Securities and Exchange Commission. For more information on our Audit Committee, please see the "Audit Committee Report" on page 6.

        Corporate Governance Committee.    The Corporate Governance Committee is responsible for the implementation of Array's Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board. The Committee also recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Array and such other activities as the Board of Directors may delegate to it from time to time. The Corporate Governance Committee will consider director nominations from our stockholders. The Corporate Governance Committee has not received any recommended nominations from any stockholders in connection with the 2004 annual meeting. See the section below entitled "Stockholder Proposals for 2005 Annual Meeting" for information on submitting director nominations and other proposals for annual stockholder meetings. The Corporate Governance Committee held one meeting during the fiscal year ended June 30, 2004. Dr. Zabriskie, Mr. Lefkoff and Dr. Bullock are members of the Corporate Governance Committee, and the Board of Directors has determined that all of them are independent as defined by applicable Nasdaq Marketplace Rules.

Compensation of Directors

        All of our directors are entitled to be reimbursed for reasonable expenses incurred by them in connection with their attendance at Board and committee meetings. We have also granted our non-employee directors options to purchase 30,000 shares of our common stock, which options vest in three annual installments based on continued Board service. Vesting of these options began November 1, 2003 for Mr. Lefkoff, Dr. Bullock, Dr. Caruthers and Dr. Zabriskie, and begins November 1, 2004 for Mr. Van Lunsen, and April 29, 2005 for Dr. Williams. In addition, we paid each of our non-employee Board members a quarterly retainer of $3,000, and $1,000 for each Board meeting they attended in fiscal 2004. Board members were also paid $1,000 for each committee of the Board that they attended, and an additional $1,000 for each committee meeting that they chaired. In fiscal year 2004, Mr. Lefkoff, Dr. Bullock, Dr. Caruthers, Mr. Cramer, Dr. Williams, Mr. Van Lunsen and Dr. Zabriskie were paid cash compensation for their services on the Board of Directors and as members of the committees of the Board on which they served of $28,000, $22,000, $18,000, $10,000, $4,000, $27,000 and $22,000, respectively.

Stockholder Communications with the Board of Directors

        Stockholders and other interested parties may communicate with members of the Board of Directors by writing to them at the following address:

    Array BioPharma Board of Directors
    c/o Array BioPharma Inc.
    3200 Walnut Street
    Boulder, CO 80301

    or by e-mail at BoardofDirectors@arraybiopharma.com

        Our General Counsel will receive all communications addressed to the Board of Directors and, after copying them for the company's files, will forward each communication (by U.S. mail or other reasonable means determined by the General Counsel) to the director or directors to whom the communication is addressed.

        Our General Counsel is not required to forward any communication he determines in good faith to be frivolous, hostile, threatening, illegal or similarly unsuitable or to be unrelated to the duties and responsibilities of the Board. The General Counsel will retain copies of such communications in the company's files and make them available to any member of the Board of Directors at their request.

        Any communication subject to this policy that is addressed to the Chairman of the Audit Committee, the non-management members of the Board of Directors as a group or the independent members of the Board of Directors as a group will be shared with management only upon the instruction of the Chairman of the Audit Committee. All other communications will be shared with management at the time they are forwarded to the Board of Directors.

Director Attendance at Annual Meetings

        All directors are strongly encouraged to attend each of our annual stockholder meetings, unless a director is not standing for reelection and his or her term is to expire at that meeting. Seven of our directors attended our 2003 annual meeting.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors in fiscal year 2004 consisted of John Zabriskie, Ph.D and Gil J. Van Lunsen. Kirby Cramer was a member of our Audit Committee until his retirement in October 2003, at which time Kyle Lefkoff was appointed. The Board of Directors has determined that each of the members of our Audit Committee is an independent director as defined in Rule 4200(a)(15) of The Nasdaq Marketplace Rules and that Mr. Van Lunsen and Dr. Zabriskie qualify as "audit committee financial experts" as defined by applicable rules of the Securities and Exchange Commission. The Audit Committee's responsibilities are described in a written charter adopted by our Board of Directors, which is attached as an appendix to this Proxy Statement. This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

        The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2004, with our management and with our independent auditors, Ernst & Young LLP. In addition, the Audit Committee discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee also discussed with Ernst & Young the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of the non-audit services provided by the auditors with the auditors' independence.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the second paragraph of this report, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2004 be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004, for filing with the Securities and Exchange Commission.

Respectfully submitted,
Audit Committee Gil J. Van Lunsen Kyle Lefkoff John L. Zabriskie, Ph.D.

Fees paid to Auditors

        We paid the following fees to Ernst & Young for the fiscal years ended June 30, 2004 and 2003:

	Years Ended June 30,
	2004	2003
Audit Fees(1)	$115,225	$110,525
Audit-Related Fees(2)	46,416	0
Tax Fees(3)	7,675	9,184
All Other Fees(4)	0	0

(1)
Audit fees consist of fees for services necessary to perform the audit of our financial statements for fiscal years 2004 and 2003, statutory audits, attest services and consents and assistance with, and review of, documents filed with the SEC.

(2)
Audit-related fees consist of fees for assurance and related services reasonably related to the performance of the audit or review.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services.

(4)
All other fees include the aggregate of the fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the products and services disclosed as Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services

        The Audit Committee pre-approves all audit and non-audit services rendered by our independent auditor. The Audit Committee has not adopted a formal written policy or procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee has approved all audit fees, audit related fees and tax fees for fiscal year 2004. For the services approved during fiscal 2004, 68% were audit fees, 27% were audit related fees and 5% were tax fees.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 30, 2004, by:

  •
  each of our Chief Executive Officer and our four other most highly compensated executive officers, whom we collectively refer to as our named executive officers;

  •
  each of our directors;

  •
  all of our directors and executive officers as a group; and

  •
  each person (or group of affiliated persons) known by us to beneficially own more than 5% of our outstanding common stock.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(a)
Named Executive Officers
Robert E. Conway(b)	972,732	3.3%
Kevin Koch, Ph.D.(c)	970,638	3.3
David L. Snitman, Ph.D.(d)	1,634,382	5.6
Anthony D. Piscopio, Ph.D.(e)	705,007	2.4
John R. Moore(f)	36,880	*
Directors
Kyle A. Lefkoff(g)	126,635	*
Francis J. Bullock, Ph.D.(h)	60,000	*
Marvin H. Caruthers, Ph.D.(i)	470,884	1.6
Douglas E. Williams, Ph.D.	0	*
Gil J. Van Lunsen(j)	11,945	*
John L. Zabriskie, Ph.D.(k)	70,000	*
All directors and executive officers as a group (12 persons)(l)	5,261,721	18.0
Five Percent Shareholders
Kopp Investment Advisors, Inc.(m)	4,052,349	14.0
OrbiMed Advisors, Inc.(n)	2,729,800	9.4
Wellington Management(o)	1,810,181	6.2
Deerfield Management Co.(p)	1,497,500	5.2

*
Less than 1%.

(a)
Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 28,907,630 shares outstanding on August 30, 2004, plus the number of shares of common stock underlying stock options held by the named person that are exercisable as of October 28, 2004. Except as otherwise specified below, the address of each of the beneficial owners identified is 3200 Walnut Street, Boulder, Colorado 80301.

(b)
Includes 28,000 shares held in uniform gift to minor accounts for the benefit of Mr. Conway's children and options to purchase 740,232 shares of common stock that are exercisable as of October 28, 2004.

(c)
Includes options to purchase 198,803 shares of common stock that are exercisable as of October 28, 2004, 99,000 shares held in trust for the benefit of Dr. Koch's minor children, and the following shares held by Dr. Koch's spouse: options to purchase 17,289 shares of common stock that are exercisable as of October 28, 2004 and 33,292 shares of common stock.

(d)
Includes options to purchase 210,371 shares of common stock that are exercisable as of October 28, 2004 and 110,800 shares of common stock held in trust for the benefit of Dr. Snitman's children.

(e)
Includes options to purchase 151,480 shares of common stock that are exercisable as of October 28, 2004.

(f)
Includes options to purchase 32,424 shares of common stock that are exercisable as of October 28, 2004.

(g)
The address of Mr. Lefkoff is 1941 Pearl Street, Boulder, Colorado 80302. Includes 1,000 shares of common stock in trust for the benefit of Mr. Lefkoff's minor child and options to purchase 20,000 shares of common stock that are exercisable as of October 28, 2004.

(h)
Includes options to purchase 50,000 shares of common stock that are exercisable as of October 28, 2004.

(i)
All shares of stock are held by The Caruthers Family, LLC, of which Dr. Caruthers is the manager and a member. Dr. Caruthers disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in such shares. Includes options to purchase 20,000 shares of common stock that are exercisable as of October 28, 2004.

(j)
Includes options to purchase 10,000 shares of common stock that are exercisable as of October 28, 2004.

(k)
Includes options to purchase 40,000 shares of common stock that are exercisable as of October 28, 2004.

(l)
Includes options to purchase 1,604,208 shares of common stock that are exercisable as of October 28, 2004.

(m)
Based on information set forth in Schedule 13F filed under the Exchange Act on July 30, 2004. The reporting entity shares voting and dispositive power over the shares as indicated in the filing. The address of Kopp Investment Advisors, LLC is 7701 France Avenue South, Suite 500 Edina, MN 55435.

(n)
Based on information set forth in Schedule 13F filed under the Exchange Act on August 16, 2004. The reporting entity shares voting and dispositive power over the shares as indicated in the filing. The address of OrbiMed Advisors, LLC is 41 Madison Avenue, 40th Floor New York, NY 10010.

(o)
Based on information set forth in an amendment to Schedule 13F filed under the Exchange Act on August 26, 2004. The reporting entity shares voting and dispositive power over the shares as indicated in the filing. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(p)
Based on information set forth in Schedule 13F filed under the Exchange Act on August 13, 2004. The reporting entity shares voting and dispositive power over the shares as indicated in the filing. The address of Deerfield Management Co. is 780 Third Avenue, 37th Floor New York, NY 10017.

EXECUTIVE OFFICERS

        The table below shows the names, ages and positions of our executive officers as of August 31, 2004.

Name	Age	Position
Robert E. Conway	50	Chief Executive Officer
Kevin Koch, Ph.D.	44	President and Chief Scientific Officer
David L. Snitman, Ph.D.	52	Chief Operating Officer and Vice President, Business Development
R. Michael Carruthers	46	Chief Financial Officer
John R. Moore	40	Vice President, General Counsel and Secretary
Anthony D. Piscopio, Ph.D.	42	Vice President, Chemistry and Director, Process Chemistry

        Please see "PROPOSAL 1 ELECTION OF DIRECTORS—Board of Directors" above for the biographies of Mr. Conway, Dr. Koch and Dr. Snitman.

        R. Michael Carruthers has served as our Chief Financial Officer since December 1998, and served as Secretary from December 1998 until October 2002. Prior to joining Array, Mr. Carruthers was Chief Financial Officer from October 1993 until December 1998 of Sievers Instrument, Inc. From May 1989 until October 1993, Mr. Carruthers was the treasurer and controller for the Waukesha division of Dover Corporation. Mr. Carruthers is a Certified Public Accountant and was previously employed as an accountant with Coopers & Lybrand, LLP. Mr. Carruthers received a B.S. in accounting from the University of Colorado and an M.B.A. from the University of Chicago.

        John R. Moore has served as our Vice President and General Counsel since May 2002 and as Secretary since October 2002. Prior to joining Array, Mr. Moore was an associate for three years with the law firm of Wilson Sonsini Goodrich & Rosati where he negotiated transactions involving technology, intellectual property and products. From September 1992 to July 1996, and August 1996 to June 1999, Mr. Moore was an associate with the law firms of Kenyon & Kenyon and Arnold White & Durkee, respectively, where he focused on intellectual property matters. Mr. Moore received a J.D. from the University of North Carolina at Chapel Hill School of Law, a M.S. in Biochemistry from the University of Illinois at Urbana-Champaign and a B.S. in Chemistry from the University of North Carolina at Chapel Hill.

        Anthony D. Piscopio, Ph.D. has served as our Vice President, Chemistry and Director of Process Chemistry since May 1998. Prior to joining Array, Dr. Piscopio had been employed by Amgen Inc. since June 1995 in various capacities, including as a founder of Amgen's small molecule drug discovery program. While at Amgen, Dr. Piscopio worked in the area of protease inhibition and pioneered novel high-speed synthesis methodologies for the preparation of B-turn mimetics and other heterocyclic classes. From August 1992 until June 1995, Dr. Piscopio was employed with Pfizer, Inc.'s Inflammation Group and worked in the areas of G-protein coupled receptor modulation and computer-assisted design of protease inhibitors. Dr. Piscopio received a B.A. in chemistry from West Virginia University and a Ph.D. in synthetic organic chemistry from the University of Wisconsin-Madison, and completed his postdoctoral fellowship at the Scripps Research Institute in La Jolla, California as a National Institutes of Health Postdoctoral Fellow.

EXECUTIVE COMPENSATION
Summary Compensation Table

        The following table sets forth compensation paid to or earned by our Chief Executive Officer and each of our named executive officers who were serving as executive officers as of June 30, 2004.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)		All Other Compensation ($)
Robert E. Conway Chief Executive Officer	2004 2003 2002	$295,800 290,000 266,667	$	— — —	31,429 24,750 325,000	(2)	$3,500 3,708 3,900	(1) (1) (1)
Kevin Koch, Ph.D. President and Chief Scientific Officer	2004 2003 2002	244,800 240,000 208,333		— — —	22,286 17,550 227,300	(3)	4,048 4,233 3,817	(1) (1) (1)
David L. Snitman, Ph.D. Chief Operating Officer and Vice President, Business Development	2004 2003 2002	234,600 230,000 198,333		— — —	21,357 16,770 227,300	(3)	4,046 4,025 3,717	(1) (1) (1)
John R. Moore Vice President, General Counsel and Secretary	2004 2003 2002	209,100 205,000 35,743		— — —	19,036 5,330 50,000		84,183 19,060 715	(5) (4) (1)
Anthony D. Piscopio, Ph.D. Vice President, Chemistry and Director, Process Chemistry	2004 2003 2002	193,800 190,000 165,000		— — —	17,643 13,650 137,682	(3)	— 1,108 2,900	(1) (1)

(1)
Consists of employer match under our defined contribution plan.

(2)
Includes 300,000 shares granted upon renewal of Mr. Conway's employment agreement, net of the voluntary cancellation of 100,000 shares underlying this option grant.

(3)
Includes a retention option grant, which are generally granted once every four years to our employees, and a bonus stock option grant.

(4)
Consists of reimbursement for relocation expenses in fiscal years 2003 and 2004, and reimbursement of $3,904 for taxes paid by Mr. Moore associated with such relocation expenses and employer match under our defined contribution plan of $4,016 in fiscal year 2003.

(5)
Consists of reimbursement for relocation expenses in fiscal years 2004, and employer match under our defined contribution plan of $4,040 in fiscal year 2004.

Option Grants in Last Fiscal Year

        The following table shows information relating to options to purchase common stock granted to the named executive officers during the year ended June 30, 2004:

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year(2)			Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)
Name			Exercise Price ($/Sh)	Expiration Date
					5%	10%
Robert E. Conway	31,429	2.5%	$3.75	08/01/13	$74,121	$187,836
Kevin Koch, Ph.D.	22,286	1.7	3.75	08/01/13	52,558	133,193
David L. Snitman, Ph.D.	21,357	1.7	3.75	08/01/13	50,367	127,641
John R. Moore	19,036	1.5	3.75	08/01/13	44,894	113,769
Anthony D. Piscopio, Ph.D.	17,643	1.4	3.75	08/01/13	41,608	105,444

(1)
All options described in the table above become exercisable in four equal annual installments beginning on July 1, 2004 and have a term of ten years from the date of grant.

(2)
Based on options to purchase an aggregate of 1,281,749 shares of common stock granted to our employees in the fiscal year ended June 30, 2004.

(3)
Potential realizable values are computed by multiplying: (1) the difference between the (i) the product of the per-share market price at the time of grant and the sum of one plus the assumed stock price appreciation rate compounded annually over the term of the option, and (ii) the per-share exercise price of the option; and (2) the number of securities underlying the option grant as of June 30, 2004. The 5% and 10% assumed annual rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table shows information concerning options held by the named executive officers at June 30, 2004.

			Number of Securities Underlying Unexercised Options at June 30, 2004 (#)
	Shares Acquired on Exercise (#)				Value of Unexercised In-the-Money Options at June 30, 2004 ($)(2)
Name		Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Conway	15,000	$48,300	726,187	199,992	$4,025,548	$191,403
Kevin Koch, Ph.D.	—	—	181,314	149,804	477,904	98,783
David L. Snitman, Ph.D.	—	—	193,309	148,290	570,152	94,881
Anthony D. Piscopio, Ph.D.	—	—	137,373	97,336	492,106	78,614
John R. Moore	—	—	26,332	48,034	0	79,951

(1)
The value realized upon exercise of stock options has been calculated based on the fair market value of our common stock on the respective exercise dates, minus the respective exercise prices for the options. This calculation does not necessarily indicate that the optionee sold stock on that date and at that price, or at all.

(2)
The value of unexercised in-the-money options has been calculated based on the closing price of $7.95 per share of common stock on June 30, 2004, as reported on the Nasdaq National Market, less the applicable exercise price per share, multiplied by the number of shares underlying these options.

Employment Agreements

        Robert E. Conway.    Effective November 15, 2001, we entered into an employment agreement with Mr. Conway to serve as our Chief Executive Officer. The agreement was entered into at the end of the term of Mr. Conway's prior employment agreement with us, is for an initial term of four years and may be renewed for additional one-year terms. Either party may terminate the agreement for any reason upon 30 days' prior notice to the other party during the initial term or any additional term. Under the agreement, we will pay Mr. Conway an annual salary of $275,000, subject to subsequent adjustment at the discretion of the Board of Directors. In addition, we granted to Mr. Conway options to purchase 400,000 shares of our common stock in November 2001. In April 2002, Mr. Conway elected to cancel 100,000 of these shares, which were returned to the option pool for future grant. The options vest in equal annual installments over a four-year period, subject to his continued employment. If Mr. Conway terminates his employment agreement, he would be entitled to exercise any vested options during the 90-day period following such termination. Mr. Conway is also eligible to receive a cash and/or equity performance bonus each fiscal year based on a percentage of his base salary if he meets performance criteria established by our Board of Directors. We also agreed to reimburse Mr. Conway for reasonable out-of-pocket expenses he incurred in connection with his performance of services under this agreement.

        If Mr. Conway's employment is terminated as a result of his disability or by us without cause, we agreed to pay him a severance payment equal to one year of his base salary in equal monthly installments and he would be entitled to receive, pro-rated to the date of termination, any cash and/or equity performance bonus he would have received for that year. If Mr. Conway's employment is terminated following certain changes in control of our company, we agreed to pay him severance equal to two years of his base salary in equal monthly installments. All options granted to Mr. Conway under the agreement would become fully vested upon certain changes in control of our company. Mr. Conway agreed to execute a release acceptable to us in consideration for our severance obligations under the agreement. If Mr. Conway terminates his employment without cause or if we terminate his employment for cause, he will not receive any severance payments, performance bonus or acceleration of any of his options granted to him under the agreement. Mr. Conway is also subject to a non-compete agreement in which he agreed during the term of his employment and for the two years thereafter not to engage in any competing activities in the United States or within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers.

        Other Executive Officers.    Effective September 1, 2000, we entered into employment agreements with Dr. Koch, Dr. Snitman, Dr. Piscopio and Mr. Carruthers and effective as of March 4, 2002, we entered into an employment agreement with Mr. Moore. These agreements are for an initial term of two years and may then be renewed for additional one-year terms. In September 2002, we renewed the employment agreements with Dr. Koch, Dr. Snitman, Dr. Piscopio and Mr. Carruthers for additional two-year terms. Either party may terminate for any reason upon 30 days' prior notice to the other. Under these agreements we will pay the employees annual salaries ranging from $165,000 to $240,000, subject to subsequent adjustment. If the employee is terminated as a result of disability or by us without cause, including a reduction in the employee's salary, we have agreed to pay the employee a severance payment equal to the greater of one year, or the remaining term, of his then-current base salary in equal monthly installments and to cause any unvested options to vest. Upon a change of control of the company, 75% of such employee's outstanding options will vest and the remaining 25% of such options will vest one year later, if the employee is still working for us. If an employee decides to terminate his employment following a change of control, he would be entitled to receive the same severance payments described above as if his employment were terminated by us without cause. Each of these employees is also subject to a non-compete agreement in which he has agreed for a period of two years following his termination not to engage in any competing activities within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers.

Retirement Savings Plan

        We maintain a 401(k) savings plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees, excluding leased and intern employees, are eligible to participate in the plan. They may enter the plan at the first calendar quarter following their original employment date; at this point participants may make salary deferral contributions to the savings plan, subject to the limitations imposed by the Internal Revenue Code. Array matched 50% of the first 4% of each participant's semi-monthly contribution in fiscal year 2004. Effective in fiscal year 2005, Array will match 100% of the first 4% of each participant's semi-monthly contribution. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the plan year-end by the Board of Directors. Participants' contributions may be invested in any of several investment alternatives. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has prepared the following report on Array's policies with respect to the compensation of executive officers for the fiscal year ended June 30, 2004. This report, as well as the performance graph on page 21, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of Array under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

        The Compensation Committee is authorized to determine the compensation of Array's executive officers and administer Array's various incentive compensation, stock and benefit plans, and works closely with the Board of Directors in carrying out its duties. No current member of the Compensation Committee is or has been an employee of Array. During fiscal year 2004, the Compensation Committee consisted of Kyle A. Lefkoff, Francis J. Bullock, Ph.D and Marvin H. Caruthers, Ph.D. Douglas E. Williams, Ph.D. was appointed to the Compensation Committee in July 2004. The Compensation Committee's responsibilities are described in a written charter, which was amended and restated in 2004 and is attached as an appendix to this Proxy Statement and is available under the Investor Relations section of our website at www.arraybiopharma.com.

Compensation Policies Toward Executive Officers

        Overview.    Array's compensation policies are designed to attract, motivate and retain experienced and qualified executives and support the attainment of Array's strategic objectives. To achieve these goals, the Compensation Committee seeks to provide industry competitive salaries, bonuses either in cash or in stock options based on the achievement of certain annual operational and financial objectives and on individual merit, and stock option grants to executives when they are hired.

        In setting compensation, the Compensation Committee considers individual contribution, teamwork and performance level as well as the executive's total compensation package, including insurance and other benefits. The Committee does not rely exclusively on quantitative methods to set compensation.

        Base Salaries.    Base salaries are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent. The Compensation Committee annually reviews and adjusts base salaries of executive officers based upon, among other things, individual performance, responsibilities and the evaluation of the Chief Executive Officer. The Compensation Committee does not assign specific weights to any particular factors affecting base salary levels.

        Bonuses.    Executive officers, including the Chief Executive Officer, are eligible for annual cash and/or equity bonuses equal to a varying percentage of their base salary, based on both corporate and individual performance targets established annually by the Board of Directors. The annual bonus amount is based on objective financial targets that include revenues, profits, new orders and collaborations, and on operational goals related to staffing, facilities, internal programs and other factors relating to individual merit.

        Stock Options.    The Compensation Committee and the Board of Directors believe that grants of stock options to Array's executives provide meaningful long-term incentives that increase stockholder value and are critical in attracting and retaining skilled executive personnel. The Compensation Committee generally grants options to new executive officers and other key employees when they are hired by Array and annually reviews making additional grants to executives and employees either as bonus awards or as awards aimed at retaining key employees. Options generally have an exercise price equal to the fair market value on the grant date, vest over a period of four years and expire ten years after grant. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create long-term value for Array's stockholders through appreciation of our stock price.

        Other.    Array has adopted a contributory retirement plan, or 401(k) plan, for all regular employees. Participants may contribute up to 60% of pretax compensation, subject to certain limitations. During fiscal 2004, Array matched 50% of the first 4% of each participant's semi-monthly contribution, and this contribution vests according to a graduated vesting schedule based upon length of service with us. For fiscal 2005, Array will match 100% of the first 4% of each participant's semi-monthly contribution, subject to the same vesting schedule. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the plan year-end by the Board of Directors.

        The Compensation Committee also administers Array's Employee Stock Purchase Plan, referred to as the ESPP. The ESPP gives substantially all regular employees an opportunity to purchase shares of common stock through payroll deductions of up to 15% of eligible compensation, not to exceed $25,000 of fair value annually. Participant account balances are used to purchase stock at the lesser of 85% of the fair market value on the first trading day of the participant's offering period or the last trading day of the purchase period. A total of 1,200,000 shares of common stock are reserved for issuance under the ESPP, and, as of June 30, 2004, there were 338,468 shares remaining available for purchase.

Chief Executive Officer Compensation

        The executive compensation policies described above are applied in setting Mr. Conway's compensation. Accordingly, his compensation also consists of annual base salary, annual cash and/or stock option bonus and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. Conway's compensation is to be competitive with peer companies, but to base a large percentage of his target compensation, by means of grants of performance-based stock options, on Array's long-term performance.

Compensation Deductibility Policy

        Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1,000,000 paid to any of Array's five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with the Company's compensation policies outlined above. The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by Array to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Respectfully submitted,
Compensation Committee Kyle A. Lefkoff Francis J. Bullock, Ph.D. Marvin H. Caruthers, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current member of the Compensation Committee has been an officer or employee of Array at any time. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors, nor has such a relationship existed in the past.

PERFORMANCE GRAPH

        Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following Performance Graph and Report on Executive Compensation shall not be incorporated by reference into any such filings.

        The following graph presents a comparison of the cumulative total return on our common stock, the Nasdaq Stock Market (U.S. Companies) Index, the Nasdaq Pharmaceutical Index and the Nasdaq Biotechnology Index. This graph assumes that on November 17, 2000, the date of our initial public offering, $100 was invested in our common stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN*
AMONG ARRAY BIOPHARMA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE NASDAQ PHARMACEUTICAL INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX

*
$100 invested on 11/17/00 in stock or index- including reinvestment of dividends.
Fiscal year ending June 30.

Value as of:	Array BioPharma Inc.	The Nasdaq Stock Market (U.S. Companies) Index	Nasdaq Pharmaceutical Index	Nasdaq Biotechnology Index
11/00	$100.00	$100.00	$100.00	$100.00
12/00	119.17	81.15	98.22	98.56
3/01	71.67	60.56	72.73	74.21
6/01	121.33	71.42	90.35	90.60
9/01	120.27	49.55	72.84	71.87
12/01	198.13	64.41	83.70	82.07
3/02	172.67	61.03	74.88	73.43
6/02	128.53	48.65	53.09	49.00
9/02	103.87	39.04	48.94	45.73
12/02	74.00	44.53	54.08	50.46
3/03	56.93	44.80	58.52	55.36
6/03	41.73	54.02	73.43	66.93
9/03	73.47	59.43	77.55	68.40
12/03	75.87	66.54	79.28	69.02
3/04	120.00	66.08	82.76	72.84
6/04	106.00	68.04	81.82	72.24

CERTAIN RELATIONSHIPS AND TRANSACTIONS

        Prior to our initial public offering and in connection with the sale and issuance of our Series A preferred stock in May 1998, and August 1998, our Series B preferred stock in November 1999, and our Series C preferred stock in August 2000, we entered into an agreement with the investors in such financings providing for registration rights with respect to the shares of common stock, including those issuable upon conversion of each series of preferred stock. The holders of up to approximately 3.4 Million shares of our common stock, or their transferees, are entitled to require the registration of those shares under the Securities Act. Under an agreement with these holders, the holders of at least 30% of the shares of common stock held by such holders then outstanding may on up to two occasions require us to register their shares under the Securities Act, subject to some limitations described in the agreement. In addition, these holders can require us to include their shares in future registrations of our shares for our account or the account of another stockholder. These holders may also require us to register their shares on up to two occasions in any calendar year on Form S-3. These registration rights are subject to limitations and conditions, including the right of underwriters to limit the number of shares of common stock held by existing stockholders to be included in a registration. The registration rights as to any holder will terminate when all securities held by the holder entitled to registration rights can be sold within a three-month period under Rule 144 of the Securities Act and when the number of shares held by the holder is less than 1% of our outstanding capital stock on an as converted to common stock basis. In addition, we are generally required to bear all expenses of registration, including the reasonable fees of a single counsel acting on behalf of all selling stockholders, except underwriting discounts and selling commissions.

        Stock option grants to our directors and executive officers are described in this Proxy Statement under the heading "PROPOSAL 1 ELECTION OF DIRECTORS—Compensation of Directors" and "EXECUTIVE COMPENSATION." The beneficial ownership of shares of our common stock held by our officers, directors and 5% stockholders is described under "PRINCIPAL STOCKHOLDERS." In addition, we have employment agreements with our executive officers and some of our other employees, which are discussed under "EXECUTIVE COMPENSATION—Employment Agreements."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended June 30, 2004, to our knowledge and based solely on copies of these reports furnished to us by our directors, executive officers and 10% beneficial shareholders, all Section 16(a) reports were timely filed, with the exception of the deliquent reporting on April 29, 2004 of sales of 500 and 19,000 shares of common stock by Anthony D. Piscopio on January 13, 2003 and January 16, 2003, respectively.

INDEPENDENT PUBLIC ACCOUNTANTS

        Ernst & Young LLP has served as our independent auditor since our inception on February 6, 1998. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
Submission of Stockholder Proposals for Inclusion in Next Year's Annual Meeting Proxy Statement

        Any proposal or proposals by a stockholder intended to be included in the Proxy Statement and form of proxy relating to the 2005 Array Annual Meeting of Stockholders must be received by Array no later than June 3, 2005, (120 days prior to October 1, 2005) according to the proxy solicitation rules of the SEC, and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in our Bylaws. Proposals should be sent to the Secretary of Array at 3200 Walnut Street, Boulder, Colorado 80301. Nothing in this paragraph shall be deemed to require Array to include in its Proxy Statement and proxy relating to the 2005 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

        A stockholder who wishes to submit a proposal for consideration at the 2005 Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 and that will not be included in the Proxy Statement for such meeting must, in accordance with Section 2.2 of our Bylaws, file a written notice with the Secretary of Array which conforms to the requirements of the Bylaws. Our Bylaws are on file with the Securities and Exchange Commission, and may be obtained from our Secretary upon request and are available under the Investor Relations portion of our website at www.arraybiopharma.com. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the informational requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than July 30, 2005, and no later than August 28, 2005. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2005 Annual Meeting.

Stockholder Nominations to the Board of Directors

        We will consider nominating directors to the Board of Directors who are recoended by stockholders pursuant to the procedures described above for submission of stockholder proposals and the procedures set forth below. Candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

  •
  Personal characteristics:

  —
  highest personal and professional ethics, integrity and values;

  —
  an inquiring and independent mind, with a respect for the views of others;

  —
  ability to work well with others;

  —
  practical wisdom and mature judgment.

  •
  Broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions.

  •
  Expertise that is useful to the Company and complementary to the background and experience of other Board members.

  •
  Willingness to devote the time necessary to carrying out the duties and responsibilities of Board membership and to be an active, objective and constructive participant at meetings of the Board and its Committees.

  •
  Commitment to serve on the Board over a period of several years to develop knowledge about the Company's principal operations.

  •
  Willingness to represent the best interests of all stockholders and objectively appraise management performance.

        The Corporate Governance Committee must receive proposals for stockholder nominations on or before the deadline for the submission of stockholder proposals for such annual meeting set forth in the bylaws of the Company and required by the rules of the Securities and Exchange Commission, as described above. Stockholder proposals must include:

  •
  information regarding the stockholder making the proposal, including name, address and number of shares of Array BioPharma stock beneficially owned by such stockholder;

  •
  a representation that the stockholder or the stockholder's nominee is entitled to vote at the meeting at which directors will be elected, and that the stockholder or the stockholder's designee intends to cast its vote for the election of the director, if nominated;

  •
  the name and address of the person being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the Security and Exchange Commission's proxy rules, including, but not limited to:

  —
  a copy of the nominee's current resumé

  —
  biographical information concerning the nominee for the last five years, including directorships and positions held with other companies

  —
  the nominee's date of birth

  —
  a list of references

  —
  a description of any relationship, arrangement or understanding between the stockholder making the proposal and the nominee and any other person (including names), pursuant to which the nomination is being made

  —
  a description of any direct or indirect relationship, arrangement or understanding between the stockholder making the proposal or the nominee and Array BioPharma

  —
  the consent of each nominee to being named in the proxy statement and to serve as a director if elected

        Following verification of this information, the Corporate Governance Committee will make an initial analysis of the qualifications of the candidate pursuant to Array's general criteria for director nominations. The Corporate Governance Committee will evaluate all candidates to the Board in the same manner regardless of the source of the nomination.

VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as "broker non-votes." Shares represented by proxies that reflect abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors will be approved by a plurality of the votes duly cast. Abstentions and broker "non-votes" are not counted for purposes of the election of directors.

        The cost of preparing, assembling and mailing the proxy materials will be borne by us. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy materials to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        Your vote is important. Please complete the enclosed Proxy Card and mail it in the enclosed postage-paid envelope as soon as possible.

By Order of the Board of Directors,

John R. Moore Secretary

October 1, 2004

Appendix A

ARRAY BIOPHARMA INC.
AUDIT COMMITTEE CHARTER

July 2004

PURPOSE

        The primary responsibility of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in overseeing management's conduct of the Company's financial reporting process. The Committee performs this role by reviewing the financial reports and other financial information released by the Company, the Company's internal control over financial reporting, the annual independent audit of the Company's financial statements by the Company's independent auditors and the Company's legal compliance and ethics programs.

        The Committee has sole responsibility for the retention, compensation and oversight of the independent auditors. The independent auditors report directly to the Committee. The Committee also serves as an independent monitor of the Company's financial reporting process and internal control over financial reporting. The Committee shall adopt procedures to allow the free flow of information to the Committee regarding the Company's internal control over financial reporting and any concerns by officers or employees of the Company or the independent auditors regarding accounting and auditing matters.

        In discharging its oversight role, the Committee is empowered to investigate any matters brought to its attention. In such investigations, the Committee shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts. The Committee shall receive the funding reasonably necessary to retain the independent auditors to perform its audit and to retain any other experts required by the Committee to carry out its responsibilities.

MEMBERSHIP

        The Committee shall be comprised of not less than three members of the Board, each of whom shall be independent in accordance with the rules of The Nasdaq National Market and applicable law. Accordingly, no member shall have a relationship to the Company that would interfere with the exercise of his or her independence from management and the Company. Each member shall be able to read and understand financial statements, and at least one member of the Committee shall be a financial expert, as determined by the Board of Directors in accordance with the rules of The Nasdaq National Market, the rules and regulations of the SEC and any other applicable law.

        The members shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Committee members shall annually appoint a Chairman of the Committee.

MEETINGS; ATTENDANCE

        The Committee shall meet at least quarterly. In addition, the Committee shall meet at least once annually with the independent auditors, and with the chief financial officer (and other management as appropriate) in separate sessions to discuss any matters that the Committee or these other individuals believe should be discussed privately and to resolve any disputes that may arise between management and the independent auditors. The Committee shall also meet at least quarterly with management to discuss the Company's system of internal control over financial reporting and management's evaluation of the effectiveness of these controls.

        A majority of Committee members shall constitute a quorum, but members of the Committee should endeavor to be present, in person or by telephone, at all meetings. The Chairperson may request that members of management and representatives of the independent auditors be present at Committee meetings.

MINUTES OF MEETINGS

        Minutes of each meeting shall be prepared and provided to Committee members and made available to Company Directors who are not members of the Committee.

DETAILED RESPONSIBILITIES

        The Committee's job is one of oversight. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

        The following is a list of the regular functions of the Committee. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as appropriate.

  1.
  The Committee shall have the sole authority to appoint the independent auditors to be retained by the Company and approve the compensation of the independent auditors. The Committee shall evaluate and have the sole authority to discharge or replace the independent auditors (subject, if deemed appropriate, to shareholder ratification).

  2.
  The Committee shall approve in advance the provision by the independent auditors of all services whether or not related to the audit. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors retained by the Company for the purpose of rendering or issuing an audit report.

  3.
  The Committee shall review the appointment and replacement of the lead independent audit partner to ensure rotation in accordance with applicable law.

  4.
  The Committee shall request from the independent auditors, a written statement describing all relationships between the independent auditors and the Company, as required by Independence Standards Board Standard Number 1. The Committee shall discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence, and recommend any necessary actions to the Board to confirm the independent auditors' independence.

  5.
  The Committee shall review the annual audited financial statements with management and the independent auditors, including (i) major issues regarding accounting and auditing principles and practices, (ii) the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition," (iii) the effectiveness of the Company's internal control over financial reporting, (iv) any material correcting adjustments that have been identified by the independent auditors, (v) any material off-balance sheet transactions, arrangements, obligations and other relationships of the Company with unconsolidated entities and (vi) other matters related to the conduct of the audit which are to be communicated to the Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees.

  6.
  The Committee shall prepare the "Report of the Audit Committee" to be included in the Company's proxy statement, as required by the rules of the Securities and Exchange Commission.

  7.
  The Committee shall discuss with management and the independent auditors: (i) the annual internal control report of management required to be filed in the Company's Annual Report on Form 10-K, and (ii) the attestation of the independent auditors regarding the Company's internal control over financial reporting given in connection with such annual internal control report. The Committee shall present to the Board of Directors any significant findings and recommendations to modify such internal control over financial reporting.

  8.
  The Committee shall review with management and the independent auditors the Company's quarterly financial statements and the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition" and any matters required to be discussed with the Committee by Statement on Auditing Standards No. 71, Interim Financial Information.

  9.
  The Committee shall review and discuss with management and the independent auditors the financial information contained in the Company's press releases and the Company's financial guidance prior to public release.

  10.
  The Committee shall request and review reports of the independent auditors on the Company's critical accounting policies and practices, including alternative treatments available under generally accepted accounting principles which the independent auditors have discussed with management, the ramifications of such alternative treatments and the treatment recommended by the independent auditors.

  11.
  The Committee shall request and review reports of the independent auditors on all material written communications between the independent auditors and management.

  12.
  At least once each fiscal quarter, the Committee shall discuss with management and the independent auditors: (i) all significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting, (iii) the resolution of any identified weaknesses, and (iv) the assessments of such internal control over financial reporting, and any significant changes in the internal control over financial reporting, required to be disclosed in the Company's filings with the SEC or other publicly available documents.

  13.
  The Committee shall review the scope of the audit and plan for the annual audit prior to its implementation.

  14.
  The Committee shall adopt procedures for the receipt, retention and treatment of complaints received by the Company, and for the confidential, anonymous submission of concerns to the Committee by the Company's employees, relating to accounting, internal accounting controls or auditing matters.

  15.
  The Committee shall review and approve any related-party transactions involving the Company to the extent required by The Nasdaq National Market.

  16.
  The Committee shall review the adequacy of this Charter on an annual basis.

        In addition, the Committee shall perform such other functions as necessary and appropriate under law, the rules of The Nasdaq National Market, the Company's certificate of incorporation or bylaws and the resolutions and other directives of the Board of Directors.

*    *    *    *    *

Appendix B

ARRAY BIOPHARMA INC.
COMPENSATION COMMITTEE CHARTER

July 2004

PURPOSE

        The purpose of the Compensation Committee (the "Committee") of the Board of Directors of Array BioPharma Inc. (the "Company") is to assist the Board of Directors in establishing and implementing the compensation policies of the Company and monitoring compliance with such policies. The Company's compensation policies are intended to attract, motivate and retain experienced and qualified executives with compensation that is fair in relation to comparable public companies and that recognizes individual merit and overall business results. The policies are also intended to support the attainment of the Company's strategic objectives by tying the interests of executives with those of stockholders through operational and financial performance goals and equity-based compensation.

MEMBERSHIP

        The Committee shall be comprised of not less than three members of the Board. All Committee members shall be (i) a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended,(1) and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended,(2) and shall otherwise meet the independence requirements of Nasdaq. The members shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Committee members shall annually appoint a Chairman of the Committee.

(1)
SEC Rule 16b-3 defines "non-employee director" as a person who (a) is not currently an officer of the company (or a parent or subsidiary of the company), (b) does not receive significant direct or indirect compensation from the company for any services performed other than services as a director, and (c) has no interest in any significant transactions or business relationships with the company.

(2)
IRC Section 162(m) defines an "outside director" as a director who is not a current or former employee of the corporation and if the director does not receive significant direct or indirect compensation in any capacity other than as a director.

MEETINGS; ATTENDANCE

        The Committee shall meet at least once annually, or more frequently as the Committee deems appropriate. Members of the Committee should endeavor to be present, in person or by telephone, at all meetings; however, a majority of Committee members shall constitute a quorum. As necessary, the Chairperson may request members of management be present at meetings, however no member of management shall be present at the meeting, or portion of the meeting, at which his or her compensation or performance is discussed.

MINUTES OF MEETINGS; CONSENT TO ACTION

        Minutes of each meeting shall be prepared and provided to Committee members and made available to Company Directors who are not members of the Committee. Any action required or permitted to be taken at a meeting of the members of the Committee may be taken without a meeting if a consent in writing setting forth the action is signed by all of the members of the Committee. Such consent shall have the same force and effect as a unanimous vote. The Committee will file all written consents with the minutes of the proceedings of the Committee.

KEY RESPONSIBILITIES

        Executive Compensation.    The primary components of executive compensation are industry competitive salaries, bonuses of cash and/or equity based on annual operational and financial objectives and on individual merit, and equity compensation grants to executives when they are hired and periodic retention grants. In setting compensation, the Compensation Committee shall consider individual contributions, teamwork and performance level as well as the executive's total compensation package, including insurance and other benefits. The Chief Executive Officer may be asked to participate in meetings of the Committee held to discuss the compensation or performance goals of other members of senior management. However, the Chief Executive Officer may not be present during any voting or deliberations held by the Committee in setting his compensation. The Committee's responsibilities with respect to compensation of the executive officers and other key employees of the Company include the following:

  1.
  Meet at least annually to review the total compensation package of the Chief Executive Officer and other members of senior management, and recommend for approval by the independent Directors of the Board the compensation for the Chief Executive Officer and other members of senior management and key employees for the upcoming year.

  2.
  Meet at least annually to discuss the performance evaluation of the Chief Executive Officer based on achievement of performance objectives established in the prior year and individual merit. Based on this evaluation, recommend for approval by the independent Directors of the Board the annual cash and/or equity bonus compensation for the Chief Executive Officer.

  3.
  Meet at least annually with the Chief Executive Officer and other senior management to discuss the performance evaluation of senior management and other key employees based on achievement of performance objectives established in the prior year and individual merit. Based on these evaluations, determine the annual cash and/or equity bonus compensation for senior management and other key employees, other than the Chief Executive Officer.

  4.
  Meet at least annually to develop appropriate performance goals for the Chief Executive Officer and other members of senior management for the next year for purposes of determining bonus compensation. The Chief Executive Officer may participate in meetings of the Committee held to discuss performance goals for the other members of senior management. The chair of the Compensation Committee will present the performance goals to the independent Directors for approval.

  5.
  Review at least annually market data to assess the Company's competitive position for all components of compensation for the Chief Executive Officer and senior management to ensure the Company is competitive with comparable public companies.

  6.
  Prepare the "Report of the Compensation Committee" to be included in the Company's proxy statement, as required by the rules of the Securities and Exchange Commission.

        Equity Plans.    With respect to the administration of any stock option and restricted stock plan, employee stock purchase plan, profit-sharing plan, deferred compensation plan or other, similar plan of the Company (a "Plan"), the Committee shall:

  1.
  Have and is hereby delegated the full power and authority (a) to administer any Plan, including, without limitation, the power to select persons to whom grants thereunder are made, the power to determine the terms and type of any such grant under any discretionary-grant plan (including the number of shares subject to such grant), the power to establish vesting schedules and the type and amounts of consideration, if any, paid to the Company for any stock issuable under any Plan and the power to otherwise administer any Plan.

  2.
  Recommend to the Board of Directors the adoption of amendments to any Plans or modifying or canceling any existing grants under such Plans.

  3.
  Review annually the sufficiency of the shares available for grant under the Plans based on the Company's goals for hiring, bonus and retention grants, and assess the Company's competitive position with respect to levels of equity compensation, vesting schedules and other terms with comparable public companies.

        Board of Directors.    The Committee shall annually review and recommend for approval by the full Board the retainer and meeting fees for non-employee members of the Board and committees of the Board and the terms and awards of stock compensation for members of the Board under the Company's Stock Option and Incentive Plan, or similar equity incentive plan adopted by the Company and approved by the stockholders.

        Consultants.    The Committee has the power and authority to retain consultants of its selection to advise it with respect to the Company's salary and incentive compensation and benefits programs. It shall have the sole authority to approve the consultants' fees and other retention terms.

        The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        In addition, the Committee shall perform such other functions as necessary and appropriate under law, the rules of the Nasdaq Stock Market, the Company's certificate of incorporation or bylaws and the resolutions and other directives of the Board of Directors.

*    *    *    *    *

REVOCABLE PROXY

ARRAY BIOPHARMA INC.
3200 Walnut Street, Boulder, Colorado 80301

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 28, 2004

        The undersigned stockholder of Array BioPharma Inc. (the "Company") hereby appoints Robert E. Conway and John R. Moore, and each of them, as attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 2:00 p.m., Mountain Daylight Time, on October 28, 2004, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, and at any adjournments or postponements thereof, upon the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

        The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 1, 2004 and the Company's Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by, appearing at the Annual Meeting and voting in person.

        PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE, TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT TO RESPOND, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Proposal One:	Re-election of three directors to the Board of Directors to serve a term of three years, or until their successors have been duly elected and qualified.
	Nominees:	David L. Snitman, Ph.D. Gil J. Van Lunsen John L. Zabriskie, Ph.D.
☐	FOR all nominees listed above.
☐	WITHHOLD AUTHORITY to vote for all nominees
☐	WITHHOLD AUTHORITY to vote for all nominees EXCEPT:
(fill in nominee's name(s))

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED "FOR"
PROPOSAL ONE IF UNMARKED, UNLESS CONTRARY DIRECTION IS GIVEN.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

          ☐ MARK HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE ANNUAL MEETING.

Signature of Stockholder or Authorized Representative	Date:	, 2004.
Print Name
Signature of Stockholder or Authorized Representative	Date:	, 2004.
Print Name

Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on October 28, 2004
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To be held on October 28, 2004
PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN* AMONG ARRAY BIOPHARMA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE NASDAQ PHARMACEUTICAL INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX
CERTAIN RELATIONSHIPS AND TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING Submission of Stockholder Proposals for Inclusion in Next Year's Annual Meeting Proxy Statement
Other Stockholder Proposals for Presentation at Next Year's Annual Meeting
Stockholder Nominations to the Board of Directors
VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION
ARRAY BIOPHARMA INC. AUDIT COMMITTEE CHARTER
ARRAY BIOPHARMA INC. COMPENSATION COMMITTEE CHARTER
REVOCABLE PROXY
ARRAY BIOPHARMA INC. 3200 Walnut Street, Boulder, Colorado 80301
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 28, 2004